Exhibit A - File No. 70-7833

                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT
                                  (Unaudited)

                                         Nine           Twelve
                                     Months Ended    Months Ended
                                      June 1997       June 1997
                                     ------------    ------------

Operating Revenues:

Gas - Retail                          $39,407,909     $45,179,171
Gas - Wholesale                        19,877,300      21,091,857
Transportation                                  0               0
Other                                   1,497,416       2,056,025
                                      -----------     -----------
                                       60,782,625      68,327,053
                                      -----------     -----------

Operating Expenses:

Purchase Gas                           56,986,844      64,220,357
General & Administrative                1,472,126       1,960,955
Amortization                               10,818          14,063
Franchise & Other Taxes                   292,664         165,695
                                      -----------     -----------
                                       58,762,452      66,361,070
                                      -----------     -----------

Operating Income                        2,020,173       1,965,983
                                      -----------     -----------

Interest Income                           333,508         482,330
Interest Expense                           16,434          22,199
Amortization & Misc Deducts                     0               0
                                      -----------     -----------
                                          317,074         460,131
                                      -----------     -----------

Net Income (Loss) Before Taxes          2,337,247       2,426,114
                                      -----------     -----------

Income Taxes:

Federal                                   942,281       1,266,648
State                                      81,405         109,206
Deferred                                 (157,481)       (466,843)
                                      -----------     -----------
                                          866,205         909,011
                                      -----------     -----------

Net Income/(Loss)                     $ 1,471,042     $ 1,517,103
                                      ===========     ===========